“Consent of Independent Registered Public Accounting Firm”

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting part of this registration statement on Form N-14A (the “Registration Statement”) of our report dated February 11, 2005, relating to the financial statements and selected per share data and ratios of Integrity Funds (consisting of Integrity Equity Fund, Integrity Value Fund, Integrity Small Cap Growth Fund, Integrity Health Sciences Fund, Integrity Technology Fund, Integrity Income Fund, Integrity High Income Fund, and Integrity Municipal Fund) which appears in the annual report to shareholders for the year ended December 31, 2004 which constitutes part of the Registration Statement.  We also consent to the reference to us under the heading “Independent Accountants” in the Proxy Statement/Prospectus, which is part of the registration statement.

BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota      USA

February 24, 2005